VALIDUS REPORTS A COMBINED RATIO OF 89.9% AND A 10.2% ANNUALIZED RETURN ON AVERAGE EQUITY FOR THE SECOND QUARTER OF 2016
Pembroke, Bermuda, July 26, 2016 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus common shareholders of $95.0 million, or $1.14 per diluted common share, for the three months ended June 30, 2016, compared to $65.8 million, or $0.75 per diluted common share, for the three months ended June 30, 2015. Net income available to Validus common shareholders was $261.8 million, or $3.12 per diluted common share, for the six months ended June 30, 2016, compared to $239.2 million, or $2.74 per diluted common share, for the six months ended June 30, 2015.
Net operating income available to Validus common shareholders was $54.9 million, or $0.66 per diluted common share, for the three months ended June 30, 2016, compared to $101.7 million, or $1.16 per diluted common share, for the three months ended June 30, 2015. Net operating income available to Validus common shareholders was $172.3 million, or $2.06 per diluted common share, for the six months ended June 30, 2016, compared to $238.6 million, or $2.73 per diluted common share, for the six months ended June 30, 2015.
The annualized return on average equity was 10.2% for the three months ended June 30, 2016, compared to 7.2% for the three months ended June 30, 2015. The annualized return on average equity was 14.2% for the six months ended June 30, 2016, compared to 13.1% for the six months ended June 30, 2015.
The annualized net operating return on average equity was 5.9% for the three months ended June 30, 2016, compared to 11.1% for the three months ended June 30, 2015. The annualized net operating return on average equity was 9.3% for the six months ended June 30, 2016, compared to 13.1% for the six months ended June 30, 2015.
Book value per diluted common share at June 30, 2016 was $44.41, reflecting quarterly growth of 1.7% inclusive of dividends.
Commenting on the financial results for the three months ended June 30, 2016, Validus' Chairman and CEO Ed Noonan stated:
“Validus’ financial performance was excellent in light of meaningful loss activity during the quarter in classes of business squarely in the Validus wheelhouse. Validus generated an 89.9% combined ratio and a 10.2% annualized return on average equity despite natural catastrophes in North America, Europe and Asia and international marine and energy losses. These results speak to our disciplined underwriting, leading edge analytics and robust risk management, all well-honed skills that are critical to our success in the current market environment.”
Income available to Validus common shareholders by segment for the three months ended June 30, 2016 and June 30, 2015 was as follows:

	Income available to Validus common shareholders for the three months ended
	June 30, 2016	June 30, 2015
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re - Underwriting income (a)	$51.9	$76.6
Talbot - Underwriting income (a)	6.6	23.3
Western World - Underwriting loss (a)	(5.8)	(0.4)
Validus' share of PaCRe, Ltd.	—	1.7
Validus' share of other AlphaCat income	4.9	6.1
Validus' share of AlphaCat income (a)	4.9	7.8
Total segmental income	57.6	107.3
Net investment income (b)	36.8	31.9
Corporate operating expenses	(37.6)	(38.0)
Eliminations and other	(1.9)	0.5
Net operating income available to Validus common shareholders (c)	$54.9	$101.7
Net operating income per diluted share available to Validus common shareholders (c)	$0.66	$1.16
Net income available to Validus common shareholders (c)	$95.0	$65.8
Earnings per diluted share available to Validus common shareholders	$1.14	$0.75
(a) Underwriting income and Validus' share of AlphaCat income are non-GAAP measures.
(b) Net investment income relates to our managed investment portfolio. Total net investment income, inclusive of AlphaCat's non-managed portfolio is $39.3 million and $33.6 million for the three months ended June 30, 2016 and 2015, respectively.
(c) A reconciliation of net operating income available to Validus common shareholders and underwriting income to net income available to Validus common shareholders, the most directly comparable GAAP measure, is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company's June 30, 2016 investor financial supplement that has been posted to the Investors section of the Company's website located at www.validusholdings.com.
Second Quarter 2016 Results
Highlights for the second quarter are as follows:

•
Gross premiums written for the three months ended June 30, 2016 were $764.0 million compared to $726.2 million for the three months ended June 30, 2015, an increase of $37.9 million, or 5.2%. The increase was primarily driven by an increase in the AlphaCat, Western World and Talbot segments, partially offset by a decrease in the Validus Re segment.

•
The loss ratio for the three months ended June 30, 2016 was 53.5% which included $62.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.9 percentage points compared to a loss ratio for the three months ended June 30, 2015 of 46.5% which included $70.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.3 percentage points. The loss ratio for the three months ended June 30, 2016 included net notable losses of $36.9 million, or 6.4 percentage points of the loss ratio and net non-notable losses totaling $48.3 million, or 8.4 percentage points of the loss ratio. The loss ratio for the three months ended June 30, 2015 included net notable losses of $48.1 million, or 8.4 percentage points of the loss ratio and net non-notable losses of $(15.0) million, or (2.6) percentage points of the loss ratio. The favorable development of $62.8 million for the three months ended June 30, 2016 was primarily due to favorable development on non-event reserves of $56.3 million and favorable development on event specific reserves of $6.5 million.

•	The combined ratio for the three months ended June 30, 2016 was 89.9%, compared to a combined ratio of 81.0% for the three months ended June 30, 2015, an increase of 8.9 percentage points.

•
Net operating income available to Validus common shareholders for the three months ended June 30, 2016 was $54.9 million compared to $101.7 million for the three months ended June 30, 2015, a decrease of $46.8 million, or 46.0%.

•
Net income available to Validus common shareholders for the three months ended June 30, 2016 was $95.0 million compared to $65.8 million for the three months ended June 30, 2015, an increase of $29.2 million, or 44.3%.

•
Annualized return on average equity was10.2% and annualized net operating return on average equity was 5.9% for the three months ended June 30, 2016 compared to 7.2% and 11.1%, respectively, for the three months ended June 30, 2015.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable and Non-Notable Losses

During the three months ended June 30, 2016, the Company incurred a single notable loss event, defined as consolidated losses which aggregate to a threshold greater than or equal to $30.0 million. The estimated loss to the Company from the event, the Canadian Wildfires, net of losses attributable to AlphaCat investors and noncontrolling interest of $6.4 million, was $30.5 million, or 5.3 percentage points of the loss ratio. Net of reinstatement premiums of $3.6 million, the net loss attributable to the Company was $26.9 million. The Company also incurred three non-notable loss events during the three months ended June 30, 2016, defined as consolidated net losses which aggregate to a threshold greater than or equal to $15.0 million but less than $30.0 million. The events, the Texas Hailstorms, the Kumamoto Earthquake and Jubilee Oil, resulted in an aggregate net loss to the Company, net of losses attributable to AlphaCat investors and noncontrolling interest of $5.5 million, of $42.8 million, or 7.5 percentage points of the loss ratio. Net of reinstatement premiums of $9.7 million, the net loss attributable to the Company was $33.1 million.

	Three Months Ended June 30, 2016
	(Dollars in thousands)
	Notable Loss Event	Non-notable Loss Events			Total
Second Quarter 2016 Notable and Non-notable Loss Events	Canadian Wildfires	Texas Hailstorms	Kumamoto Earthquake	Jubilee Oil
Gross Losses and Loss Expenses	$73,514	$17,814	$15,318	$59,365	$166,011
Less: Reinsurance Recoveries	(36,599)	(54)	—	(44,151)	(80,804)
Net Losses and Loss Expenses	36,915	17,760	15,318	15,214	85,207
Less: Net Losses and Loss Expenses Attributable to AlphaCat Third Party Investors and Noncontrolling Interest	(6,422)	(5,535)	—	—	(11,957)
Validus' Share of Net Losses and Loss Expenses	30,493	12,225	15,318	15,214	73,250
Less: Reinstatement Premiums, net	(3,632)	(1,967)	—	(7,667)	(13,266)
Net Loss Attributable to Validus	$26,861	$10,258	$15,318	$7,547	$59,984

	Three Months Ended June 30, 2016
	(Dollars in thousands)
Second Quarter 2016 Notable and Non-notable Loss Events	Validus Re	Talbot	Western World (a)	AlphaCat	Total
Gross Losses and Loss Expenses	$130,820	$21,138	$625	$13,428	$166,011
Less: Reinsurance Recoveries	(80,480)	(324)	—	—	(80,804)
Net Losses and Loss Expenses	50,340	20,814	625	13,428	85,207
Less: Net Losses and Loss Expenses Attributable to AlphaCat Third Party Investors and Noncontrolling Interest	—	—	—	(11,957)	(11,957)
Validus' Share of Net Losses and Loss Expenses	50,340	20,814	625	1,471	73,250
Less: Reinstatement Premiums, net	(11,644)	(1,622)	—	—	(13,266)
Net Loss Attributable to Validus	$38,696	$19,192	$625	$1,471	$59,984

(a)	During the three months ended June 30, 2016, Western World also incurred $6.3 million of property losses on other U.S.-based weather events.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

During the three months ended June 30, 2015, the Company incurred a single notable loss event, Pemex, which resulted in an estimated loss to the Company of $48.1 million, or 8.4 percentage points of the loss ratio. Including reinstatement premiums of $0.4 million, the net loss attributable to the Company was $48.5 million. Losses and loss expenses from non-notable loss events for the three months ended June 30, 2015 were $(15.0) million, or (2.6) percentage points of the loss ratio, representing a reserve release on the first quarter 2015 non-notable loss event, Windstorm Niklas.

Three Months Ended June 30, 2015
(Dollars in thousands)
Second Quarter 2015 Notable Loss Event	Pemex
Net Losses and Loss Expenses	$48,074
Less: Net Losses and Loss Expenses Attributable to AlphaCat Third Party Investors and Noncontrolling Interest	—
Validus' Share of Net Losses and Loss Expenses (a)	48,074
Plus: Reinstatement Premiums, net	400
Net Loss Attributable to Validus (a)	$48,474

(a)
Validus' share of net losses and loss expenses is allocated by segment as follows: Validus Re $35.2 million and Talbot $12.9 million. Net of reinstatement premiums, the net loss attributable to Validus of $48.5 million is allocated by segment as follows: Validus Re $26.1 million and Talbot $22.4 million.

The Company's loss ratio, excluding the impact of notable and non-notable loss events and the change in prior accident years, for the three months ended June 30, 2016 and 2015 was 49.6% and 53.0%, respectively.

Validus Re Segment
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2016 were $285.8 million compared to $297.4 million for the three months ended June 30, 2015, a decrease of $11.6 million, or 3.9%. Gross premiums written for the three months ended June 30, 2016 included $216.0 million of property premiums, $7.8 million of marine premiums and $62.0 million of specialty premiums, compared to $246.6 million of property premiums, $6.5 million of marine premiums and $44.3 million of specialty premiums for the three months ended June 30, 2015. The decrease in the property lines of $30.6 million was primarily driven by reductions in participation and non-renewals on various catastrophe excess of loss contracts due to the current rate environment, as well as timing differences on the renewal of certain contracts year on year. Partially offsetting the decreases was an increase in the specialty lines of $17.7 million, primarily as a result of increased casualty business written during the period of $23.0 million, partially offset by decreases in the agriculture lines of $8.2 million arising from earned premium adjustments and final contract estimate adjustments year on year.

•
The loss ratio for the three months ended June 30, 2016 was 53.5%, which included $30.9 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.5 percentage points compared to a loss ratio for the three months ended June 30, 2015 of 46.6% which included $30.9 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.7 percentage points. The loss ratio for the three months ended June 30, 2016 included net notable losses of $17.9 million, or 7.2 percentage points of the loss ratio and net non-notable losses totaling $32.5 million, or 13.1 percentage points of the loss ratio. The loss ratio for the three months ended June 30, 2015 included net notable losses of $35.2 million, or 13.3 percentage points of the loss ratio and net non-notable losses of $(15.0) million, or (5.7) percentage points of the loss ratio. The favorable development of $30.9 million on prior accident years for the three months ended June 30, 2016 is primarily due to favorable development on attritional losses.

•	The combined ratio for the three months ended June 30, 2016 was 79.1% compared to 71.2% for the three months ended June 30, 2015, an increase of 7.9 percentage points.

•	Underwriting income for the three months ended June 30, 2016 was $51.9 million compared to $76.6 million for the three months ended June 30, 2015, a decrease of $24.7 million, or 32.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Talbot Segment
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2016 were $296.1 million compared to $293.0 million for the three months ended June 30, 2015, an increase of $3.0 million, or 1.0%. Gross premiums written for the three months ended June 30, 2016 included $111.6 million of property premiums, $86.0 million of marine premiums and $98.4 million of specialty premiums compared to $108.8 million of property premiums, $89.7 million of marine premiums and $94.5 million of specialty premiums for the three months ended June 30, 2015.

•
The loss ratio for the three months ended June 30, 2016 was 54.2%, which included $28.3 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 14.1 percentage points compared to a loss ratio for the three months ended June 30, 2015 of 46.7% which included $35.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 17.3 percentage points. The loss ratio for the three months ended June 30, 2016 included net notable losses of $11.7 million, or 5.8 percentage points of the loss ratio and net non-notable losses totaling $9.1 million, or 4.5 percentage points of the loss ratio. The loss ratio for the three months ended June 30, 2015 included net notable losses of $12.9 million, or 6.3 percentage points of the loss ratio. There were no non-notable losses during the three months ended June 30, 2015. The favorable development of $28.3 million on prior accident years for the three months ended June 30, 2016 is primarily due to favorable development on non-event reserves of $22.2 million and favorable development on event specific reserves of $6.1 million.

•	The combined ratio for the three months ended June 30, 2016 was 96.9% compared to 88.7% for the three months ended June 30, 2015, an increase of 8.2 percentage points.

•	Underwriting income for the three months ended June 30, 2016 was $6.6 million compared to $23.3 million for the three months ended June 30, 2015, a decrease of $16.7 million.
Western World Segment
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2016 were $87.0 million compared to $79.6 million for the three months ended June 30, 2015, an increase of $7.4 million, or 9.3%. Gross premiums written for the three months ended June 30, 2016 included $26.2 million of property premiums and $60.8 million of liability premiums, compared to $15.9 million of property premiums and $63.7 million of liability premiums for the three months ended June 30, 2015. The increase in gross premiums written in the property lines of $10.3 million was primarily due to additional business written in the brokerage property, commercial package property, and program flood classes of $3.2 million, $2.9 million, and $1.9 million, respectively, as a result of the continued build out of the underwriting platform in short tail lines.

•
The loss ratio for the three months ended June 30, 2016 was 67.4%, which included $3.2 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 4.8 percentage points compared to a loss ratio for the three months ended June 30, 2015 of 71.8% which included $4.3 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 6.5 percentage points. The losses and loss expenses for the three months ended June 30, 2016 included $0.6 million, or 1.0 percentage point of the loss ratio, of net non-notable losses arising from the Texas Hailstorms and $6.3 million, or 9.6 percentage points of the loss ratio, of property losses on other U.S.-based weather events including flood. There were no notable or non-notable losses during the three months ended June 30, 2015. Of the 2015 incurred losses, $2.9 million, or 4.4 percentage points of the loss ratio, arose from the amortization of the risk premium adjustment accounted for at the time of the acquisition of Western World.

•
The combined ratio for the three months ended June 30, 2016 was 109.1% compared to 101.1% for the three months ended June 30, 2015, an increase of 8.0 percentage points, primarily due to the amortization of the fair value adjustment accounted for at the time of the acquisition of Western World, which benefited the policy acquisition cost ratio by 10.1 percentage points during the three months ended June 30, 2015.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	Underwriting loss for the three months ended June 30, 2016 was $5.8 million compared to $0.4 million for the three months ended June 30, 2015, an increase of $5.4 million.

AlphaCat Segment
Highlights for the second quarter include the following:

•
AlphaCat's assets under management were $2,510.5 million as at July 1, 2016, compared to $2,386.2 million as at January 1, 2016. Third party assets under management were $2,186.9 million as at July 1, 2016, compared to $2,059.5 million as at January 1, 2016. During the three months ended July 1, 2016, a total of $206.3 million of capital was raised, of which $190.2 million was raised from third parties. During the three months ended July 1, 2016, $21.3 million was returned to investors, of which $19.2 million was returned to third party investors.

•
Revenues earned for the three months ended June 30, 2016 were $3.4 million, of which $0.3 million were earned from related parties, compared to $5.5 million for the three months ended June 30, 2015, of which $1.1 million were earned from related parties. The decrease was primarily a result of lower performance fees due to losses arising from notable and non-notable loss events during the three months ended June 30, 2016.

•
Total expenses for the three months ended June 30, 2016 were $3.0 million, compared to $5.0 million for the three months ended June 30, 2015, a decrease of $2.1 million. The decrease was primarily due to reduced placement fees incurred in relation to raising new capital during the three months ended June 30, 2016.

•
Income available to Validus common shareholders before investment income from AlphaCat Funds and Sidecars for the three months ended June 30, 2016 was $0.5 million, compared to $0.4 million for the three months ended June 30, 2015.

•
Investment income available to Validus common shareholders from AlphaCat Funds and Sidecars for the three months ended June 30, 2016 was $4.4 million, compared to $5.6 million for the three months ended June 30, 2015, a decrease of $1.2 million. The decrease was primarily due to Validus' share of the net losses and loss expenses of $1.5 million from notable and non-notable loss events during the three months ended June 30, 2016. There were no notable or non-notable losses during the three months ended June 30, 2015.

•
Validus' share of AlphaCat income for the three months ended June 30, 2016 was $4.9 million, compared to $6.0 million for the three months ended June 30, 2015, a decrease of $1.2 million. The income for the three months ended June 30, 2015 excludes $1.7 million of investment income from PaCRe which was off-risk effective January 1, 2016.

Investments
Highlights of our managed portfolio for the second quarter include the following:

•
Net investment income for the three months ended June 30, 2016 was $36.8 million compared to $31.9 million for the three months ended June 30, 2015, an increase of $5.0 million, or 15.7%. The increase was primarily due to strong performance on the Company's portfolio of structured securities, including $5.6 million of returns generated from a single fixed income fund. Annualized effective yield for the three months ended June 30, 2016 was 2.34%, compared to 2.02% for the three months ended June 30, 2015, an increase of 32 basis points.

•
Net realized gains on managed investments for the three months ended June 30, 2016 were $2.5 million compared to $2.1 million for the three months ended June 30, 2015, a favorable movement of $0.4 million, or 19.8%.

•
The change in net unrealized gains on managed investments for the three months ended June 30, 2016 was $30.1 million compared to losses of $33.9 million for the three months ended June 30, 2015, a favorable movement of $64.0 million, or 188.6%. The favorable movement was primarily due to the impact of declining interest rates on our fixed maturity investments during three months ended June 30, 2016 as compared to the three months ended June 30, 2015.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Corporate Operating Expenses
Highlights for the second quarter include the following:

•
General and administrative expenses for the three months ended June 30, 2016, were $17.9 million compared to $17.1 million for the three months ended June 30, 2015, an increase of $0.8 million or 4.6%.

•	Share compensation expenses for the three months ended June 30, 2016 were $4.0 million compared to $3.2 million for the three months ended June 30, 2015, an increase of $0.8 million or 26.1%.

•
Finance expenses, excluding the Company's share of AlphaCat finance expenses from consolidated variable interest entities, for the three months ended June 30, 2016 were $14.0 million compared to $15.1 million for the three months ended June 30, 2015, a decrease of $1.2 million or 7.7% primarily due to reduced credit facility expenses.

Year to Date 2016 Results
Highlights for the year to date include the following:

•	Gross premiums written for the six months ended June 30, 2016 were $1,936.8 million compared to $1,845.4 million for the six months ended June 30, 2015, an increase of $91.4 million, or 5.0%.

•
The loss ratio for the six months ended June 30, 2016 was 46.4% which included $116.5 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.2 percentage points compared to a loss ratio for the six months ended June 30, 2015 of 44.1% which included $154.3 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 13.4 percentage points. The loss ratio for the six months ended June 30, 2016 included net notable losses of $36.9 million, or 3.2 percentage points of the loss ratio and net non-notable losses totaling $48.3 million, or 4.2 percentage points of the loss ratio. The loss ratio for the six months ended June 30, 2015 included net notable losses of $48.1 million, or 4.2 percentage points of the loss ratio. There were no non-notable loss events during the six months ended June 30, 2015. The favorable development of $116.5 million for the six months ended June 30, 2016 was primarily due to favorable development on non-event reserves of $127.8 million and was partially offset by unfavorable development on event reserves of $11.3 million.

•	The combined ratio for the six months ended June 30, 2016 was 82.5% compared to 78.0% for the six months ended June 30, 2015, an increase of 4.5 percentage points.

•
Net operating income available to Validus common shareholders for the six months ended June 30, 2016 was $172.3 million compared to $238.6 million for the six months ended June 30, 2015, a decrease of $66.3 million, or 27.8%.

•
Net income available to Validus common shareholders for the six months ended June 30, 2016 was $261.8 million compared to $239.2 million for the six months ended June 30, 2015, an increase of $22.6 million, or 9.4%.

•
Annualized return on average equity was 14.2% and annualized net operating return on average equity was 9.3% for the six months ended June 30, 2016 compared to 13.1% and 13.1%, respectively, for the six months ended June 30, 2015.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Shareholders' Equity and Capitalization
As at June 30, 2016, total shareholders' equity was $4.1 billion including $212.2 million of noncontrolling interest and $150.0 million of preference shares issued June 13, 2016. Shareholders' equity available to Validus common shareholders was $3.7 billion as at June 30, 2016. Book value per diluted common share was $44.41 at June 30, 2016 based on 83,700,593 diluted common shares, compared to $44.00 at March 31, 2016 based on 84,670,648 diluted common shares, an increase of 1.7%, inclusive of dividends. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization available to Validus at June 30, 2016 was $4.6 billion, including $150.0 million of preference shares issued June 13, 2016, $538.0 million of junior subordinated deferrable debentures and $245.3 million of senior notes. Total capitalization at June 30, 2016 was $6.4 billion, including $1.5 billion of redeemable noncontrolling interest and $212.2 million of noncontrolling interest related to AlphaCat.
Share Repurchases
The Company repurchased 1.45 million shares during the three months ended June 30, 2016. The share repurchases made during the three months ended June 30, 2016 resulted in a dilutive impact to book value per diluted common share of $0.05 for the quarter. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at March 31, 2016				Quarter ended
Effect of share repurchases:	(cumulative)	April	May	June	June 30, 2016
Aggregate purchase price (a)	$2,552,098	$387	$32,686	$35,643	$68,716
Shares repurchased	77,387,916	8,718	686,272	758,852	1,453,842
Average price (a)	$32.98	$44.45	$47.63	$46.97	$47.27

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at June 30, 2016	As at July 25, 2016	Cumulative to Date Effect
Aggregate purchase price (a)	$2,620,814	$18,432	$2,639,246
Shares repurchased	78,841,758	382,548	79,224,306
Average price (a)	$33.24	$48.18	$33.31

(a)	Share transactions are on a trade date basis through July 25, 2016 and are inclusive of commissions. Average share price is rounded to two decimal places.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Conference Call
The Company will host a conference call for analysts and investors on July 27, 2016 at 11:00 AM (Eastern) to discuss the second quarter 2016 financial results and related matters. The conference call may be accessed by dialing 1-866-440-4674 (toll-free U.S.) or 1-704-908-0454 (international) and entering the passcode 2950 9313. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 10, 2016, by dialing 1-855-859-2056 (toll-free U.S.) or 1-404-537-3406 (international) and entering the passcode 2950 9313.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through August 10, 2016. In addition, a financial supplement relating to the Company's financial results for the three and six months ended June 30, 2016 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. ("Validus") is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
Validus Re is a Bermuda based reinsurer focused on treaty reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and Validus in insurance linked securities and other property catastrophe and specialty reinsurance investments.

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Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Laura Pietruszki / Mustafa Riffat

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Fixed maturities trading, at fair value (amortized cost: 2016—$5,524,027; 2015—$5,556,900)	$5,551,586	$5,510,331
Short-term investments trading, at fair value (amortized cost: 2016—$2,369,704; 2015—$1,941,615)	2,369,654	1,941,635
Other investments, at fair value (cost: 2016—$338,669; 2015—$315,963)	359,526	336,856
Cash and cash equivalents	568,798	723,109
Restricted cash	96,022	73,270
Total investments and cash	8,945,586	8,585,201
Investments in affiliates, equity method (cost: 2016—$86,101; 2015—$70,186)	99,278	88,065
Premiums receivable	1,372,000	658,682
Deferred acquisition costs	283,213	181,002
Prepaid reinsurance premiums	145,567	77,992
Securities lending collateral	10,224	4,863
Loss reserves recoverable	442,987	350,586
Paid losses recoverable	27,648	23,071
Income taxes recoverable	8,526	16,228
Deferred tax asset	23,745	21,661
Receivable for investments sold	13,736	39,766
Intangible assets	118,426	121,258
Goodwill	196,758	196,758
Accrued investment income	24,925	23,897
Other assets	105,625	126,782
Total assets	$11,818,244	$10,515,812

Liabilities
Reserve for losses and loss expenses	$3,122,717	$2,996,567
Unearned premiums	1,621,563	966,210
Reinsurance balances payable	92,488	75,380
Securities lending payable	10,690	5,329
Deferred tax liability	3,552	3,847
Payable for investments purchased	52,718	77,475
Accounts payable and accrued expenses	149,593	627,331
Notes payable to AlphaCat investors	370,982	75,493
Senior notes payable	245,261	245,161
Debentures payable	537,987	537,668
Total liabilities	$6,207,551	$5,610,461

Commitments and contingent liabilities
Redeemable noncontrolling interest	1,532,283	1,111,714

Shareholders’ equity
Preference shares, par value $0.175 (Issued: 2016—6,000; 2015—nil; Outstanding: 2016—6,000; 2015—nil)	$150,000	$—
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2016—161,252,871; 2015—160,570,772; Outstanding: 2016—80,772,238; 2015—82,900,617)	28,219	28,100
Treasury shares (2016—80,480,633; 2015—77,670,155)	(14,084)	(13,592)
Additional paid-in capital	883,701	1,002,980
Accumulated other comprehensive loss	(18,182)	(12,569)
Retained earnings	2,836,602	2,634,056
Total shareholders’ equity available to Validus	3,866,256	3,638,975
Noncontrolling interest	212,154	154,662
Total shareholders’ equity	$4,078,410	$3,793,637

Total liabilities, noncontrolling interests and shareholders’ equity	$11,818,244	$10,515,812

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures
Consolidated Statements of Operations - Underwriting Income Format
For the three and six months ended June 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$764,042	$726,168	$1,936,833	$1,845,392
Reinsurance premiums ceded	(36,229)	(55,418)	(204,064)	(246,743)
Net premiums written	727,813	670,750	1,732,769	1,598,649
Change in unearned premiums	(154,090)	(98,062)	(587,778)	(450,071)
Net premiums earned	573,723	572,688	1,144,991	1,148,578
Other insurance related income	745	708	1,481	1,648
Total underwriting revenues	574,468	573,396	1,146,472	1,150,226

Underwriting deductions
Losses and loss expenses	307,130	266,146	531,577	507,075
Policy acquisition costs	107,966	104,323	215,159	202,734
General and administrative expenses	89,688	84,025	175,896	168,260
Share compensation expenses	10,727	9,242	21,964	18,296
Total underwriting deductions	515,511	463,736	944,596	896,365

Underwriting income	$58,957	$109,660	$201,876	$253,861

Net investment income	39,257	33,611	68,718	64,640
Finance expenses	(14,166)	(18,682)	(29,369)	(39,649)
Dividends on preference shares	—	—	—	—
Tax (expense) benefit	(1,706)	(2,549)	412	(5,114)
Income (loss) from operating affiliates	—	1,738	(23)	5,722
(Income) attributable to AlphaCat investors	(6,114)	—	(10,714)	—
Net operating (income) attributable to noncontrolling interest	(21,328)	(22,061)	(58,622)	(40,869)
Net operating income available to Validus common shareholders	$54,900	$101,717	$172,278	$238,591

Net realized gains on investments	2,724	2,244	2,140	6,413
Change in net unrealized gains (losses) on investments	31,428	(34,676)	78,872	(1,449)
(Loss) income from investment affiliate	(589)	284	(4,702)	3,060
Foreign exchange gains (losses)	6,286	(2,671)	12,531	(6,936)
Other income (loss)	79	(608)	756	(608)
Net loss (income) attributable to noncontrolling interest	135	(500)	(102)	130
Net income available to Validus common shareholders	$94,963	$65,790	$261,773	$239,201

Selected ratios:
Net premiums written / Gross premiums written	95.3%	92.4%	89.5%	86.6%

Losses and loss expenses	53.5%	46.5%	46.4%	44.1%

Policy acquisition costs	18.8%	18.2%	18.8%	17.7%
General and administrative expenses (a)	17.6%	16.3%	17.3%	16.2%
Expense ratio	36.4%	34.5%	36.1%	33.9%

Combined ratio	89.9%	81.0%	82.5%	78.0%

(a)	The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and six months ended June 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

Validus Re Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$285,810	$297,420	$977,478	$1,009,113
Reinsurance premiums ceded	(3,196)	(19,378)	(95,691)	(133,155)
Net premiums written	282,614	278,042	881,787	875,958
Change in unearned premiums	(35,492)	(13,492)	(390,834)	(358,320)
Net premiums earned	247,122	264,550	490,953	517,638
Other insurance related income (loss)	150	434	(165)	749
Total underwriting revenues	247,272	264,984	490,788	518,387

Underwriting deductions
Losses and loss expenses	132,139	123,405	215,007	236,533
Policy acquisition costs	42,564	43,826	84,823	85,920
General and administrative expenses	17,872	18,781	35,051	38,290
Share compensation expenses	2,775	2,396	5,676	4,974
Total underwriting deductions	195,350	188,408	340,557	365,717

Underwriting income	$51,922	$76,576	$150,231	$152,670

Talbot Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$296,067	$293,046	$562,384	$563,123
Reinsurance premiums ceded	(27,161)	(37,246)	(114,619)	(128,321)
Net premiums written	268,906	255,800	447,765	434,802
Change in unearned premiums	(67,357)	(50,362)	(39,424)	(6,775)
Net premiums earned	201,549	205,438	408,341	428,027
Other insurance related income	279	40	290	94
Total underwriting revenues	201,828	205,478	408,631	428,121

Underwriting deductions
Losses and loss expenses	109,310	95,970	209,411	174,098
Policy acquisition costs	43,613	47,659	87,956	96,763
General and administrative expenses	39,061	35,555	77,596	72,049
Share compensation expenses	3,270	3,024	6,792	5,981
Total underwriting deductions	195,254	182,208	381,755	348,891

Underwriting income	$6,574	$23,270	$26,876	$79,230

Western World Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$86,971	$79,554	$150,930	$136,501
Reinsurance premiums ceded	(5,006)	(5,441)	(9,145)	(8,674)
Net premiums written	81,965	74,113	141,785	127,827
Change in unearned premiums	(16,309)	(8,995)	(14,630)	5,173
Net premiums earned	65,656	65,118	127,155	133,000
Other insurance related income	189	276	477	539
Total underwriting revenues	65,845	65,394	127,632	133,539

Underwriting deductions
Losses and loss expenses	44,229	46,771	83,875	97,288
Policy acquisition costs	15,410	9,617	29,610	13,896
General and administrative expenses	11,458	8,923	23,533	19,550
Share compensation expenses	542	494	1,123	971
Total underwriting deductions	71,639	65,805	138,141	131,705

Underwriting (loss) income	$(5,794)	$(411)	$(10,509)	$1,834

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and six months ended June 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Third party	$3,091	$4,323	$7,818	$8,860
Related party	328	1,134	1,219	2,320
Total revenues	3,419	5,457	9,037	11,180

Expenses
General and administrative expenses	2,751	2,330	4,233	4,759
Share compensation expenses	133	150	274	299
Finance expenses	75	2,534	883	6,962
Foreign exchange losses	4	15	12	2
Total expenses	2,963	5,029	5,402	12,022

Income (loss) before investments from AlphaCat Funds and Sidecars	456	428	3,635	(842)

Investment income (loss) from AlphaCat Funds and Sidecars (a)
AlphaCat Sidecars	541	1,273	665	2,441
AlphaCat ILS Funds - Lower Risk (b)	2,075	1,894	4,582	3,180
AlphaCat ILS Funds - Higher Risk (b)	692	2,376	3,128	4,801
BetaCat ILS Funds	1,113	60	1,676	234
PaCRe	—	1,738	(23)	5,722
Total investment income from AlphaCat Funds and Sidecars	4,421	7,341	10,028	16,378

Validus' share of AlphaCat income	$4,877	$7,769	$13,663	$15,536

(a)	The investment income from the AlphaCat funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of greater than 7%. Expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Investment income
Net investment income (a)	$36,849	$31,854	$64,772	$61,290

Operating expenses
General and administrative expenses	17,872	17,092	34,055	32,698
Share compensation expenses	4,007	3,178	8,099	6,071
Finance expenses (a)	13,979	15,144	28,320	30,480
Dividends on preference shares	—	—	—	—
Tax expense (benefit)	1,706	2,549	(412)	5,114
Total operating expenses	37,564	37,963	70,062	74,363

Other items
Net realized gains on investments (a)	2,520	2,104	1,434	6,284
Change in net unrealized gains (losses) on investments (a)	30,052	(33,926)	77,130	743
(Loss) income from investment affiliate	(589)	284	(4,702)	3,060
Foreign exchange gains (losses) (a)	6,621	(3,237)	12,695	(6,693)
Other income (loss)	79	(608)	756	(608)
Total other items	38,683	(35,383)	87,313	2,786

Total Corporate and Investments	$37,968	$(41,492)	$82,023	$(10,287)

(a)	These items exclude the components which are included in Validus' share of AlphaCat and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at June 30, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30, 2016
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus common shareholders (b)	$3,716,256	80,772,238		$46.01

Tangible book value per common share				$42.11

Book value per diluted common share
Total shareholders' equity available to Validus common shareholders (b)	3,716,256	80,772,238
Assumed exercise of outstanding stock options (c)	1,080	51,357	$21.03
Unvested restricted shares	—	2,876,998
Book value per diluted common share	$3,717,336	83,700,593		$44.41
Adjustment for accumulated dividends				10.86
Book value per diluted common share plus accumulated dividends				$55.27

Tangible book value per diluted common share				$40.65

	December 31, 2015
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus common shareholders (b)	$3,638,975	82,900,617		$43.90

Tangible book value per common share				$40.06

Book value per diluted common share
Total shareholders' equity available to Validus common shareholders (b)	3,638,975	82,900,617
Assumed exercise of outstanding stock options (c)	1,319	65,401	$20.17
Unvested restricted shares	—	3,026,376
Book value per diluted common share	$3,640,294	85,992,394		$42.33
Adjustment for accumulated dividends				10.16
Book value per diluted common share plus accumulated dividends				$52.49

Tangible book value per diluted common share				$38.63

(a)	Weighted average exercise price for those stock options that have an exercise price lower than book value per share.

(b)	Total shareholders' equity available to Validus common shareholders excludes the liquidation value of the preference shares of $150.0 million.

(c)	Using the "as-if-converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Underwriting Income, Net Operating Income available to Validus Common Shareholders, Net Operating Income per share available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income available to Validus common shareholders	$94,963	$65,790	$261,773	$239,201
Adjustments for:
Net realized gains on investments	(2,724)	(2,244)	(2,140)	(6,413)
Change in net unrealized (gains) losses on investments	(31,428)	34,676	(78,872)	1,449
Loss (income) from investment affiliate	589	(284)	4,702	(3,060)
Foreign exchange (gains) losses	(6,286)	2,671	(12,531)	6,936
Other (income) loss	(79)	608	(756)	608
Net (loss) income attributable to noncontrolling interest	(135)	500	102	(130)
Net operating income available to Validus common shareholders	$54,900	$101,717	$172,278	$238,591
Net investment income	(39,257)	(33,611)	(68,718)	(64,640)
Finance expenses	14,166	18,682	29,369	39,649
Dividends on preference shares	—	—	—	—
Tax expense (benefit)	1,706	2,549	(412)	5,114
Loss (income) from operating affiliates	—	(1,738)	23	(5,722)
Income attributable to AlphaCat investors	6,114	—	10,714	—
Net operating income attributable to noncontrolling interest	21,328	22,061	58,622	40,869
Underwriting income	$58,957	$109,660	$201,876	$253,861

Net operating income available to Validus common shareholders	54,900	101,717	172,278	238,591
Less: Dividends on outstanding warrants	—	(1,081)	—	(2,486)
Net operating income allocated to Validus, adjusted	$54,900	$100,636	$172,278	$236,105

Net income per share available to Validus common shareholders - diluted	$1.14	$0.75	$3.12	$2.74
Adjustments for:
Net realized (gains) on investments	(0.03)	(0.03)	(0.02)	(0.07)
Change in net unrealized (gains) losses on investments	(0.38)	0.39	(0.94)	0.02
Loss (income) from investment affiliate	0.01	—	0.06	(0.04)
Foreign exchange (gains) losses	(0.08)	0.03	(0.15)	0.08
Other income (loss)	—	0.01	(0.01)	—
Net income attributable to noncontrolling interest	—	0.01	—	—
Net operating income per share available to Validus common shareholders - diluted	$0.66	$1.16	$2.06	$2.73

Weighted average number of common shares and common share equivalents	83,373,003	87,313,154	83,785,659	87,448,142

Average shareholders' equity available to Validus common shareholders	$3,720,341	$3,669,537	$3,693,219	$3,641,886

Annualized return on average equity	10.2%	7.2%	14.2%	13.1%
Annualized net operating return on average equity	5.9%	11.1%	9.3%	13.1%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus common shareholders, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of underwriting income and net operating income (loss) available (attributable) to Validus common shareholders to net income (loss) available (attributable) to Validus common shareholders, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus common shareholders, Net Operating Income per share available to Validus common shareholders and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
The AlphaCat segment information is presented as an asset manager view and therefore is considered non-GAAP.
Underwriting income indicates the performance of the Company's core underwriting segments, excluding revenues and expenses such as net investment income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus common shareholders is defined as above, but excludes operating income (loss) available (attributable) to noncontrolling interest and dividends on preference shares. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus common shareholders, the most directly comparable GAAP measures, are presented at the end of this release.
Annualized net operating return on average equity is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus common shareholders, Net Operating Income per share available to Validus common shareholders and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus common shareholders is defined as net operating income (loss) as defined above, but excluding operating income (loss) available (attributable) to noncontrolling interest and dividends on preference shares.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com